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                      OUTLOOK GROUP CORP. AND SUBSIDIARIES
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            EXHIBIT 11 - COMPUTATION OF EARNINGS PER COMMON SHARE
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
                                                                       Quarter Ended
                                                                 August 29,       August 30,
                                                                   1997              1996
                                                                -----------       -----------
Primary:
  Weighted average shares outstanding ......................      4,653,582         4,649,382
  Equivalent shares--dilutive stock options
     based on Treasury stock method using average
     market price ..........................................           --                --
                                                                -----------       -----------
                                                                  4,653,582         4,649,382
                                                                ===========       ===========
Net earnings (loss)  .......................................    $       262       $      (437)
                                                                ===========       ===========
Net earnings (loss) per common share .......................    $       .06       $      (.09)
                                                                ===========       ===========




There is no significant difference between primary and fully diluted earnings per common share.